Exhibit 99.1

March 31, 2006

Charles K. Knight

Chief Executive Officer

AmeriVest Properties Inc.

1780 S. Bellaire, Suite 100

Denver, CO 80222

Charlie:

Please accept this as my official notification under Section 4(e)(i) of my Amended Change of Control and Term Employment Agreement (the “Agreement”) with AmeriVest of my intent to terminate my employment on and as of May 31, 2006. Upon that date, I will execute an Addendum to the Amended Change of Control and Term Employment Agreement wherein I will ratify all the provisions of the Agreement, agreeing to be legally bound by all releases and all other terms set forth therein.

/s/ Kathryn L. Hale
Kathryn L. Hale
Chief Financial Officer